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                         CONSENT OF INDEPENDENT AUDITOR

      I hereby consent to the reference to my firm under the caption "Experts" and to the use of my report on financial statements for the year ended December 31, 1997 dated March 5, 1998 in the Registration Statement (SB-2) in which this consent is included and the related Prospectus of Harvard Scientific Corp.

      I further consent to the use of my report dated March 5, 1998 stating my opinion on the balance sheet as of February 28, 1998 in the Registration Statement (SB-2) in which this consent is included and the related Prospectus of Harvard Scientific Corp.

      I also consent to the addition of Supplemental Schedules V and VI of Harvard Scientific Corp. for the year ended December 31, 1997 in such Registration Statement and Prospectus.

                                                   /S/ Ronald D. Simpkins
                                                   -----------------------------
                                                       Ronald D. Simpkins,
CPA

Dated:          June 30, 1998
                Reno, Nevada